UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2010 (December 13, 2010)

DIGITALGLOBE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34299	31-1420852
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Dry Creek Drive, Suite 260 Longmont, Colorado	80503
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 684-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2010, the Board of Directors of DigitalGlobe, Inc. (the “Company”) appointed Mr. Carl Long as the Company’s Chief Accounting Officer, reporting to Mr. Yancey L. Spruill, effective immediately. In connection with this expansion of the Company’s accounting and financing team, Mr. Spruill will relinquish his duties as Chief Accounting Officer and will continue to exercise his existing responsibilities and operate in his role as the Company’s Executive Vice President, Chief Financial Officer and Treasurer.

Prior to joining the Company, Mr. Long most recently served as the Corporate Controller and Principal Accounting Officer for the TriZetto Group, a provider of software and consulting services for the healthcare industry. Earlier in his career, Mr. Long served as the Corporate Controller at Mellanox Technologies Ltd., an Israeli semiconductor manufacturer. Mr. Long’s professional experience also includes serving as the Group Director of Financial Planning and Analysis and Director of Sales Finance at Cadence Design Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2010	DIGITALGLOBE, INC.

	By:	/s/ Yancey L. Spruill
	Name:	Yancey L. Spruill
	Title:	Executive Vice President, Chief Financial Officer and Treasurer